Exhibit 3.3

                              BY-LAWS
                                 OF
                     MCII HOLDINGS (USA), INC.
               (hereinafter called the "Corporation")

                             ARTICLE I

                      Meetings of Stockholders

               SECTION 1. Place of Meetings. Meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or the Chairman of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

               SECTION 2. Annual and Quarterly Meetings. The annual and quarterly meetings of the Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall transact such business as may be properly brought before the meeting. Written notice of each annual and quarterly meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

               SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of Stockholders, for any purpose or purposes, may be called at any time by the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

               SECTION 4.  Quorum.  Except as otherwise
     provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

               SECTION 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.

               SECTION 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any quarterly or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, in a consent in writing, setting forth the action so taken, signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under the Delaware General Corporation Law (the "DGCL"), if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of stockholders, that written consent and written notice has been given as provided in this
     Section 6.

               SECTION 7.  Meeting by Means of Conference
     Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any stockholder may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

               SECTION 8.  List of Stockholders Entitled to
     Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least five days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

               SECTION 9. Stock Ledger. The stock ledger of the Corporation shall constitute the list required by
     Section 8 of this Article I and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.

                             ARTICLE II

                             Directors

               SECTION 1. Number and Election of Directors. Unless otherwise provided by the Certificate of Incorporation, the number of members constituting the Board of Directors shall be determined from time to time by resolutions adopted by a majority of the Board. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors of the Corporation shall hold office until his resignation or removal in the manner hereinafter provided.

               SECTION 2.  Resignations.  Any director may
     resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 3.  Removal.  Except as hereinafter
     provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, at a quarterly meeting or a special meeting called for that purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

               SECTION 4.  Vacancies.  Vacancies and newly
     created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their earlier resignation or removal.

               SECTION 5.  Duties and Powers.  The business of
     the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.

               SECTION 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if any, the President, or any two or more directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 24 hours before the date of the meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

               SECTION 7. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               SECTION 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing, and such writing is filed with the minutes of proceedings of the Board of Directors.

               SECTION 9.  Meeting by Means of Conference
     Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

               SECTION 10.  Committees.  The Corporation shall
     not have any committees of its Board of Directors.

               SECTION 11. Compensation. The directors who are officers or employees of an affiliate of the Corporation shall serve on the Board of Directors without compensation or reimbursement of expenses. The compensation of any other director shall be in the form of a fixed fee and expenses of attendance set by the Certificate of Incorporation or by resolution adopted by the Board of Directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

               SECTION 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
     (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

               SECTION 13. Indemnification. The provisions of Article XI(a)-(d) of the Certificate of Incorporation, as amended or restated from time to time, relating to indemnification of officers, Directors and other agents of this corporation, as now or hereafter in effect, are by this reference incorporated herein.

                            ARTICLE III

                              Officers

               SECTION 1.  General.  The officers of the
     Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer and a Controller. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors, one or more Vice Chairmen (who must be directors) and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and any Vice Chairman, need such officers be directors of the Corporation.

               SECTION 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The officers of the Corporation who are officers or employees of an affiliate of the Corporation shall serve as an officer and employee of the Corporation without compensation or reimbursement of expenses. Nothing herein contained, however, shall be construed to preclude any officer from serving the Corporation in any other capacity and receiving compensation therefor.

               SECTION 3.  Voting Securities Owned by the
     Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or partnership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or partnership in which the Corporation may own securities or partnership interests and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities or partnership interests and which, as the owner thereof, the Corporation might have exercised and possessed if present, in each case subject to having obtained the requisite Board of Directors' and stockholders' approvals with respect to any such matter. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

               SECTION 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if one shall be appointed, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.
     During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.
     The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

               SECTION 5. Vice Chairman. The Vice Chairman of the Board of Directors, if one shall be appointed, or the Vice Chairmen, if there shall be more than one, shall perform such duties and may exercise such other powers as from time to time may be assigned by these By-Laws, the Board of Directors or the Chairman of the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Vice Chairman shall preside at meetings of the stockholders and the Board of Directors.

               SECTION 6. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors and the stockholders, shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of stockholders and the Board of Directors in the absence or non-election of the Chairman of the Board. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.

               SECTION 7.  Vice President.  The Vice
     President, or Vice Presidents, if any shall be appointed, shall have such duties as the Board of Directors, the President or the By-Laws may from time to time prescribe.

               SECTION 8.  Treasurer.  The Treasurer shall
     have the custody of the corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President, the Board of Directors and each stockholder at the quarterly meetings of the Board of Directors and the stockholders, or whenever any of the foregoing may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

               SECTION 9.  Secretary.  The Secretary shall
     give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the directors or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

               SECTION 10. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

               SECTION 11.  Controller.  The Controller shall
     have such duties as the Board of Directors, the President or the By-Laws may from time to time prescribe.

                             ARTICLE IV

                               Stock

               SECTION 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or the Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

               SECTION 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               SECTION 3.  Lost Certificates.  The Board of
     Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               SECTION 4.  Transfers.  Stock of the
     Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

               SECTION 5.  Record Date.  In order that the
     Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                             ARTICLE V

                              Notices

               SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

               SECTION 2.  Waivers of Notice.  Whenever any
     notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director or a stockholder in person or by proxy at such a meeting shall constitute a waiver of notice to such director or stockholder of such meeting, except when such director or stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                             ARTICLE VI

                         General Provisions

               SECTION 1.  Dividends.  Subject to the
     provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any quarterly or special meeting, and may be paid in cash or in property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

               SECTION 2.  Disbursements.  All checks or
     demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

               SECTION 3.  Fiscal Year.  The fiscal year of
     the Corporation shall the calendar year, or such other period as may be adopted by resolution of the Board of Directors.

               SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                            ARTICLE VII

                          Indemnification

               SECTION 1.  Power to Indemnify in Actions,
     Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
     Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               SECTION 2.  Power to Indemnify in Actions,
     Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               SECTION 3. Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
     Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

               SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
     Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

               SECTION 5.  Indemnification by a Court.
     Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
     Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this
     Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

               SECTION 6.  Expenses Payable in Advance.
     Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

               SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in
     Section 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

               SECTION 8.  Insurance.  The Corporation may
     purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VII.

               SECTION 9. Certain Definitions. For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
     Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

               SECTION 10.  Survival of Indemnification and
     Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               SECTION 11.  Limitation on Indemnification.
     Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

               SECTION 12. Subordination of Indemnification. Notwithstanding anything contained in this Article VII to the contrary, the right of any director or officer of the Corporation, other than any independent director as defined in the Certificate of Incorporation, to be indemnified by the Corporation shall be subordinated in all respects to certain obligations of the Corporation as provided by Section (c) of Article XI of the Certificate of Incorporation.

                            ARTICLE VIII

                             Amendments

               SECTION 1. Amendment, etc. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, by the stockholders or the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of the stockholders or the Board of Directors as the case may be. Any such change to the By-Laws must be approved by the stockholders or the Board of Directors, in either case, in accordance with the voting requirements set forth in these By-laws.